UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 1, 2004

CAPITAL HILL GOLD INC.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

000-32375 (Commission File Number)	650067192 (IRS Employer Identification Number)

Kent Carasquero, Chief Executive Officer
1403 East 900 South, Salt Lake City, Utah, 84105
(Address of principal executive offices)

(801) 582-9609
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective November 1, 2004, the board of directors of Capital Hill Gold, Inc. (the "Company") accepted the resignation of Malcolm Cameron as both the Company's chief executive officer and as a member of the Company's board of directors.

(c) Effective November 1, 2004, the board of directors appointed Kent Carasquero as the Company's chief executive officer. Mr. Carasquero also acts as the Company's chief financial officer and as a member of the board of directors. The Company has an employment agreement with Mr. Carasquero pursuant to which he received 200,000 shares of the Company's common stock and is paid $1,000 a month. The employment agreement was executed on February 18, 2004 and has an initial term of twelve months. The Company has not entered into any other related transactions with Mr. Carasquero.

Mr. Carasquero holds an Advanced BA in Economics from the University of Manitoba and is currently enrolled at The Canadian Institute of Chartered Business Valuators. Since 2002, Mr. Carasquero has been the President, Tyee Capital Consultants, Inc. a private company involved in assisting publicly and privately held corporations in all major industry groups with structuring, marketing, investor communications, and equity and debt raising activities. Further, Mr. Carasquero served as a director, the chief executive and and chief financial officer of Newmark Ventures, Inc. (formerly "Delta Capital Technologies, Inc.") a publicly traded corporation between April 2004 and September 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Capital Hill Gold, Inc.

Signature	**Date**
By: /s/ Kent Carasquero Name: Kent Carasquero Title: Chief Executive Officer	November 4, 2004